Exhibit 1.01
STEM, INC.
CONFLICT MINERALS REPORT
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022
This Conflict Minerals Report (the “Report”) of Stem, Inc. (the “Company,” “Stem,” “we” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2022 to December 31, 2022. The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which specified minerals are necessary to the functionality or production of those products. The specified minerals are columbite-tantalite (coltan), cassiterite, gold and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (“conflict minerals”).
The information presented in this Report includes the activities of our majority-owned subsidiaries, except for Also Energy Holdings, Inc. and its subsidiaries (collectively, “AlsoEnergy”), which we acquired on February 1, 2022 and have excluded from this Report in accordance with Instruction 3 to Item 1.01 of Form SD. We expect to include AlsoEnergy activities in our Form SD for the next reporting period.
Company Overview; Covered Products
We are a global leader in AI-driven clean energy solutions and services with a large, digitally connected, renewable energy network, providing customers with ongoing software platform and professional services to operate integrated energy storage, and solar systems, through our Athena® artificial intelligence platform, which also includes solar asset performance monitoring and control, through Athena’s PowerTrack application. We also provide some customers with an energy storage system, sourced from leading, global battery original equipment manufacturers (“OEMs”), that we deliver through our partners, including developers, distributors, and engineering, procurement and construction firms. We also provide customers with the use of our proprietary edge controller hardware to allow us to provide our software services.
Because we do not manufacture products that contain conflict minerals necessary to the functionality or production of those products, this Report relates solely to products that we contracted to be manufactured that contain conflict minerals necessary to their functionality or production (“necessary conflict minerals”) (the “covered products”).
For the reporting period covered by this Report, our covered products included energy storage systems comprised of lithium-ion battery modules, converters and related equipment that we source from OEMs and pass along to our customers at project sites.
Reasonable Country of Origin Inquiry
We engaged Source Intelligence (“SI”) as an outside agent to assist and guide us in our Reasonable Country of Origin Inquiry (“RCOI”) and due diligence efforts. We then performed a comprehensive analysis of our supply chain and defined the scope of our RCOI by identifying and contacting suppliers that provided products that we believed were likely to constitute covered products for the reporting period. During the process of our review, we asked scoping questions that allowed us to exclude certain suppliers and ultimately identify four OEMs that were within the scope of the Rule.
Because we are a company that is several tiers removed from the mining, smelting, or refining of necessary conflict minerals, we then worked with SI to conduct a survey of OEMs using the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”). The CMRT is a standardized reporting template that was developed to facilitate disclosure and communication of information regarding mineral country of origin, and the smelters and refiners being utilized in a company’s supply chain. The CMRT has been widely adopted and used by many companies in their due diligence processes related to conflict minerals.
We worked with SI to engage with our OEMs and to provide them instructions about the CMRT and its requirements, as well as correct data collection processes for the information provided to us. At various points during the outreach program, the responses were reviewed against criteria developed to help validate such information and determine which suppliers required further engagement. We inquired about responses that were not clear to us and followed up with OEM contacts that were not responsive. We reached out to our OEMs by email and telephone using contacts we believed to be current and up to date. Where one contact person was unresponsive, we reached out to additional known contacts at the relevant OEM. We continued to seek responses through April 21, 2023.

We received a valid CMRT from three of the four OEMs that we surveyed. Because the CMRTs indicated that some smelters or refiners in the OEMs’ supply chains might be sourcing conflict minerals from the Democratic Republic of Congo or an adjoining country (the “covered countries”), we performed additional due diligence, as outlined below.
Due Diligence Program
Program Objectives
We are committed to responsible sourcing, transparency and sustainability in our supply chain. However, as a young public company, our formal processes, strategies and policies are still developing. We continue to develop and implement a strategy to support these objectives, including:
•Expecting our suppliers to:
◦provide us with timely, accurate and complete information about conflict mineral content and country of origin information on the products supplied to us;
◦work with us in any review of their supply chain and procurement process, conflict mineral audits, and due diligence on their suppliers as required for our annual SEC disclosure; and
◦cooperate with us in developing a chain of custody for conflict minerals in the supply chain and identifying and sourcing conflict-free sources for the minerals used in our covered products.
•Developing and implementing policies and processes toward preventing the use of necessary conflict minerals that may finance or benefit armed groups in the covered countries.
•Expecting suppliers to actively engage with us on other supply chain due diligence efforts, such as human rights and forced labor assessments.
We believe in establishing and maintaining long-term relationships with suppliers whenever possible, and are committed to working closely with our suppliers to accomplish the above objectives.
Diligence Process Design
Our due diligence processes have been designed in conformity with, in all material respects, The Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold, tin, tantalum and tungsten (“OECD Guidance”), consistent with our position in the supply chain for the covered products. The OECD Guidance provides a detailed due diligence framework to support responsible global supply chain management of conflict minerals and other mineral resources and is currently the leading international framework for raw material due diligence. Our process aligns with the following five steps:
•Step 1. Establish Strong Company Management Systems
•Step 2. Identify and Assess Risks in the Supply Chain
•Step 3. Design and Implement a Strategy to Respond to Identified Risks
•Step 4. Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices
•Step 5. Report Annually on Supply Chain Due Diligence
As a purchaser of our covered products, we are many steps removed from the mining of conflict minerals, do not purchase raw ore or unrefined conflict minerals, do not purchase minerals directly from smelters or refiners, and do not conduct purchasing activities directly in any of the covered countries. As we do not have a direct relationship with conflict minerals smelters and refiners, we partnered with SI to help us use conflict mineral reporting resources developed by RMI to disclose upstream actors in the supply chain, and we use the CMRT to gather information on the chain of custody of the conflict minerals included in our covered products.
Due to the breadth, complexity and constant evolution of the global supply chain for the covered products, it can be challenging to verify the origin of all conflict minerals. In addition, the information provided by suppliers may be inaccurate, incomplete or subject to other irregularities. By using our supply chain due diligence processes, driving accountability within the supply chain by leveraging tools and resources developed by RMI and others to validate smelters or refiners as conflict free, and continuing our outreach efforts, we hope to further develop transparency into our supply chain as we grow.
Step 1. Establish Strong Company Management Systems

We have established a cross-functional team that is responsible for complying with the Rule and furthering the other objectives described above. Our team is led by our Director, ESG Programs and our Vice President, Sourcing and includes other members from our legal and supply chain departments.
Step 2. Identify and Assess Risks in the Supply Chain
To identify conflict minerals risks in the supply chain for our covered products, we partnered with SI to perform the RCOI, as described above. SI then worked with our cross-functional team to review the CMRT information received from our OEMs during our RCOI. For responses indicating that a smelter or refiner might be sourcing conflict minerals from the covered countries, SI performed an additional investigation to collect information about the source and chain of custody of the conflict minerals. SI also performed additional diligence where responses indicated that a smelter or refiner did not know the origin of the conflict minerals that they sourced.
SI relies on the following internationally accepted audit standards to research smelters and refiners: the Responsible Minerals Assurance Process, the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification. SI is an official vendor member of the RMI to further facilitate the exchange of supply chain data and technical information in the quest for global ethical sourcing of materials.
If the smelter or refiner is not certified by these internationally-recognized schemes, SI attempts to contact the smelter or refiner to gain more information. Additional research is also performed to determine whether there are any outside sources of information regarding the smelter or refiner’s sourcing practices.
Step 3. Design and Implement a Strategy to Respond to Identified Risks
As we further develop our due diligence program, we intend to expand supplier communication, engage in employee and supplier training and create an escalation process to improve our OEM response rate, data accuracy and data completion. We will also seek from our material suppliers an acknowledgment of our Partner Code of Conduct, and, to the extent practicable, incorporate conflict minerals language in new or amended supplier agreements, as they arise.
As the completeness and accuracy of the due diligence information improves, our cross-functional team intends to continue to develop strategies to respond to risks in our supply chain. This includes taking steps to support the use of validation, certification and audit programs for smelters and refiners in the supply chain for our covered products. Where a supplier (i) has been unresponsive or otherwise uncooperative in our due diligence efforts or (ii) is not willing to expect its own suppliers to use conflict-free sources, then we may reassess the supplier relationship.
Step 4. Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices
As stated above, we do not have direct relationships with smelters and refiners. As such, we do not perform direct audits of the entities that provide the necessary conflict minerals in our covered products. However, we support and rely on audits of smelters and refiners conducted by third parties, and this information is used throughout our due diligence process.
Step 5. Report Annually on Supply Chain Due Diligence
This Report and our Form SD will be filed with the SEC, and will be publicly available on the investor relations page of our website at investors.stem.com.
Due Diligence Results
Survey Response
We received three completed CMRTs from the four in-scope OEMs surveyed (a 75% completion rate). One of the three responses indicated that there were no necessary conflict minerals in the OEM’s supply chain.
Efforts to Determine Country of Origin of Conflict Minerals

Our efforts to determine the mine or location of origin of the necessary conflict minerals in our covered products with the greatest specificity reasonably possible to us consisted of the due diligence measures described in this Report.
Smelters or Refiners Identified
We were not able to ascertain the specific country of origin and/or chain of custody of all necessary conflict minerals processed by the facilities that may have contributed to our covered products because one of our OEMs did not complete the CMRT, and the two OEMs who did complete the CMRT indicated that the country of origin of the conflict minerals sourced from one or more of the smelters or refiners in their supply chain is unknown.
In total, 343 smelters and refiners were identified as potentially in the supply chain for our covered products. Of those smelters and refiners, 224 are currently certified conflict free, and 10 are currently in the process of becoming compliant through the Responsible Minerals Assurance Process (“RMAP”), are in communication with RMI, and are currently participating or have agreed to participate in the audit process. Seven of the smelters and refiners were identified as having sourced conflict minerals from the covered countries and are not certified by any known organization, and 111 were identified as having no known country of origin for a portion of their conflict minerals.
Set forth in Annex 1 is the list as of April 21, 2023 of all known smelters and refiners identified as potentially being in the supply chain for our covered products. The information provided in Annex 1 is based on information provided by our OEMs and the RMAP. Our OEMs provided responses on a company-wide basis, rather than a product basis. As a result, the conflict minerals from the smelters or refiners identified in Annex 1 are not necessarily included in our covered products.
We have determined that a portion of the conflict minerals contained in the covered products may have originated from the covered countries, but we were unable to determine the origin of all conflict minerals in our covered products. Therefore, we are unable to conclusively determine the country of origin of the necessary conflict minerals in all our products.
Future Process Improvements
We intend to continue to communicate our expectations and information requirements to our direct suppliers and continue to work towards a more transparent and ethical supply chain. In addition, we intend to continue to make inquiries of our OEMs and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. We expect our direct suppliers to take similar measures with their suppliers so that there is alignment throughout our supply chain.
Cautionary Note on Forward-Looking Statements
This Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this Report that are not strictly historical statements, including without limitation, our intentions and expectations regarding future supplier engagement, risk mitigation efforts and strategy, and process improvements, constitute forward-looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on our ability to verify the accuracy or completeness of any supply chain information provided by suppliers or others.

ANNEX 1
Smelters and Refiners
Our due diligence indicated that the smelters and refiners listed below may be in the supply chain for our covered products.

Metal	Official Smelter Name
Gold	8853 S.p.A.
Gold	ABC Refinery Pty Ltd.
Gold	Abington Reldan Metals, LLC
Gold	Advanced Chemical Company
Gold	African Gold Refinery
Gold	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC
Gold	Albino Mountinho Lda.
Gold	Alexy Metals
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Corrego do Sitio Mineracao
Gold	Argor-Heraeus S.A.
Gold	Asahi Pretec Corp.
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	AU Traders and Refiners
Gold	Augmont Enterprises Private Limited
Gold	Aurubis AG
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	C.I Metales Procesados Industriales SAS
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Metaux S.A.

Gold	CGR Metalloys Pvt Ltd.
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Dijllah Gold Refinery FZC
Gold	Dongwu Gold Group
Gold	Dowa
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd. East Plant
Gold	Eco-System Recycling Co., Ltd. North Plant
Gold	Eco-System Recycling Co., Ltd. West Plant
Gold	Emerald Jewel Industry India Limited (Unit 1)
Gold	Emerald Jewel Industry India Limited (Unit 2)
Gold	Emerald Jewel Industry India Limited (Unit 3)
Gold	Emerald Jewel Industry India Limited (Unit 4)
Gold	Emirates Gold DMCC
Gold	Fidelity Printers and Refiners Ltd.
Gold	Fujairah Gold FZC
Gold	Geib Refining Corporation
Gold	GGC Gujrat Gold Centre Pvt. Ltd.
Gold	Gold by Gold Colombia
Gold	Gold Coast Refinery
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Guangdong Jinding Gold Limited
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold	HwaSeong CJ CO., LTD.

Gold	Industrial Refining Company
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	International Precious Metal Refiners
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Italpreziosi
Gold	JALAN & Company
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	K.A. Rasmussen
Gold	Kaloti Precious Metals
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska Miedz Spolka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Kundan Care Products Ltd.
Gold	Kyrgyzaltyn JSC
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	L'azurde Company For Jewelry
Gold	L'Orfebre S.A.
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	LS-NIKKO Copper Inc.
Gold	LT Metal Ltd.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Marsam Metals
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	MD Overseas

Gold	Metal Concentrators SA (Pty) Ltd.
Gold	Metallix Refining Inc.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Modeltech Sdn Bhd
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.
Gold	Navoi Mining and Metallurgical Combinat
Gold	NH Recytech Company
Gold	Nihon Material Co., Ltd.
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	OJSC Novosibirsk Refinery
Gold	PAMP S.A.
Gold	Pease & Curren
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Planta Recuperadora de Metales SpA
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Precinox S.A.
Gold	QG Refining, LLC
Gold	Rand Refinery (Pty) Ltd.
Gold	Refinery of Seemine Gold Co., Ltd.
Gold	REMONDIS PMR B.V.
Gold	Royal Canadian Mint

Gold	SAAMP
Gold	Sabin Metal Corp.
Gold	Safimet S.p.A
Gold	SAFINA A.S.
Gold	Sai Refinery
Gold	Samduck Precious Metals
Gold	SAMWON METALS Corp.
Gold	Sancus ZFS (L’Orfebre, SA)
Gold	Sellem Industries Ltd.
Gold	SEMPSA Joyeria Plateria S.A.
Gold	Shandong Gold Smelting Co., Ltd.
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Shenzhen CuiLu Gold Co., Ltd.
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold	Shirpur Gold Refinery Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sovereign Metals
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	Sudan Gold Refinery
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	SungEel HiMetal Co., Ltd.
Gold	Super Dragon Technology Co., Ltd.
Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	Tokuriki Honten Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	TOO Tau-Ken-Altyn
Gold	Torecom
Gold	Umicore Precious Metals Thailand

Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi S.A.
Gold	WEEEREFINING
Gold	Western Australian Mint (T/a The Perth Mint)
Gold	WIELAND Edelmetalle GmbH
Gold	Yamakin Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Tantalum	5D Production OU
Tantalum	AMG Brasil
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	D Block Metals, LLC
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	H.C. Starck Inc.
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET de Mexico
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineracao Taboca S.A.
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	NPM Silmet AS
Tantalum	QuantumClean
Tantalum	Resind Industria e Comercio Ltda.
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.

Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemical Co., Ltd.
Tantalum	TANIOBIS Co., Ltd.
Tantalum	TANIOBIS GmbH
Tantalum	TANIOBIS Japan Co., Ltd.
Tantalum	TANIOBIS Smelting GmbH & Co. KG
Tantalum	Telex Metals
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED
Tantalum	XinXing Haorong Electronic Material Co., Ltd.
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tin	Alpha
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
Tin	China Tin Group Co., Ltd.
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda
Tin	CRM Synergies
Tin	CV Ayi Jaya
Tin	CV Venus Inti Perkasa
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.
Tin	Dowa
Tin	DS Myanmar
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	EM Vinto
Tin	Estanho de Rondonia S.A.
Tin	Fabrica Auricchio Industria e Comercio Ltda.
Tin	Fenix Metals
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.

Tin	Jiangxi New Nanshan Technology Ltd.
Tin	Luna Smelter, Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Melt Metais e Ligas S.A.
Tin	Metallic Resources, Inc.
Tin	Metallo Belgium N.V.
Tin	Metallo Spain S.L.U.
Tin	Mineracao Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Modeltech Sdn Bhd
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Novosibirsk Processing Plant Ltd.
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalurgicas S.A.
Tin	Pongpipat Company Limited
Tin	Precious Minerals and Smelting Limited
Tin	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Prima Tin
Tin	PT Bangka Serumpun
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT Bukit Timah
Tin	PT Cipta Persada Mulia
Tin	PT Menara Cipta Mulia
Tin	PT Mitra Stania Prima
Tin	PT Mitra Sukses Globalindo
Tin	PT Panca Mega Persada

Tin	PT Premium Tin Indonesia
Tin	PT Prima Timah Utama
Tin	PT Putera Sarana Shakti (PT PSS)
Tin	PT Rajawali Rimba Perkasa
Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Sukses Inti Makmur
Tin	PT Timah Nusantara
Tin	PT Timah Tbk Kundur
Tin	PT Timah Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	PT Tirus Putra Mandiri
Tin	PT Tommy Utama
Tin	Resind Industria e Comercio Ltda.
Tin	Rui Da Hung
Tin	Super Ligas
Tin	Thaisarco
Tin	Tin Technology & Refining
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	VQB Mineral and Trading Group JSC
Tin	White Solder Metalurgia e Mineracao Ltda.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Tin Company Limited
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
Tungsten	A.L.M.T. TUNGSTEN Corp.
Tungsten	ACL Metais Eireli
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.
Tungsten	Artek LLC
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	China Molybdenum Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.

Tungsten	Cronimet Brasil Ltda
Tungsten	DONGKUK INDUSTRIES CO., LTD.
Tungsten	Fujian Ganmin RareMetal Co., Ltd.
Tungsten	Fujian Xinlu Tungsten
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	HANNAE FOR T Co., Ltd.
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.
Tungsten	JSC "Kirovgrad Hard Alloys Plant"
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Lianyou Metals Co., Ltd.
Tungsten	LLC Vostok
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Masan High-Tech Materials
Tungsten	Moliren Ltd.
Tungsten	Niagara Refining LLC
Tungsten	NPP Tyazhmetprom LLC
Tungsten	OOO “Technolom” 1

Tungsten	OOO “Technolom” 2
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	TANIOBIS Smelting GmbH & Co. KG
Tungsten	Unecha Refractory Metals Plant
Tungsten	Wolfram Bergbau und Hutten AG
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.

Countries of Origin
Below is a list of countries from which the above smelters and refiners are known to source conflict minerals.

Angola
Argentina
Armenia
Australia
Austria
Belarus
Belgium
Bermuda
Bolivia
Brazil
Burundi
Cambodia
Canada
Central African Republic
Chile
China
Colombia
Congo (Brazzaville)
Czech Republic
Djibouti
DRC- Congo (Kinshasa)
Ecuador
Egypt
Estonia
Ethiopia

Finland
France
Germany
Ghana
Guinea
Guyana
Hong Kong
Hungary
India
Indonesia
Ireland
Israel
Italy
Ivory Coast
Japan
Jersey
Kazakhstan
Kenya
Korea, Republic of
Kyrgyzstan
Laos
Luxembourg
Madagascar
Malaysia
Mali

Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia
Netherlands
New Zealand
Niger
Nigeria
No known country of origin.
Papua New Guinea
Peru
Philippines
Poland
Portugal
Recycle/Scrap
Russian Federation
Rwanda
Saudi Arabia
Sierra Leone
Singapore
Slovakia
South Africa
South Sudan
Spain

Suriname
Sweden
Switzerland
Taiwan
Tajikistan
Tanzania

Thailand
Turkey
Uganda
United Arab Emirates
United Kingdom
United States

Uzbekistan
Viet Nam
Zambia
Zimbabwe